Exhibit 99.1

PEOPLE’S UTAH BANCORP REPORTS SECOND QUARTER RESULTS AND ANNOUNCES INCREASED QUARTERLY DIVIDEND PAYMENT

Second Quarter Highlights

▪	Total deposits grew $321 million, or 21.96%, to $1.78 billion year-over-year
▪	Loans held for investment grew $491 million, or 40.83%, to $1.69 billion year-over-year
▪	Net interest margin widened 55 bps to 5.26% year-over-year
▪	Earnings per diluted share increased 57.14% to $0.55 year-over-year
▪	Return on average assets improved to 1.93% for the second quarter of 2018
▪	Return on average equity improved to 15.60% for the second quarter of 2018

AMERICAN FORK, UTAH, July 26, 2018 – People’s Utah Bancorp (the “Company” or “PUB”) (Nasdaq: PUB) reported net income of $10.5 million for the second quarter of 2018 compared with $9.0 million for the first quarter of 2018, and $6.5 million for the second quarter of 2017.  Diluted earnings per common share were $0.55 for the second quarter of 2018 compared with $0.48 for the first quarter of 2018, and $0.35 for the second quarter of 2017.  For the six months ended June 30, 2018 net income was $19.5 million, or $1.03 per diluted common share, compared with $13.0 million, or $0.71 per diluted common share, for the same period a year earlier.

The Company has excluded non-recurring items including gains or losses on sale of investment securities; costs related to the acquisition of the Utah branches of Banner Bank and the merger of Town & Country Bank incurred in both 2017 and 2018; and higher income tax expense related to the one-time write-down of its deferred income tax assets recorded in 2017 to derive non-GAAP financial information related to the Company’s core operations.  The Company believes this non-GAAP(NG) financial information is useful in understanding the Company’s core financial performance.

Net income from core operations was $10.2 million, or $0.54 per diluted common share, for the second quarter of 2018 compared with $9.3 million, or $0.49 per diluted common share, for the first quarter of 2018 and $6.6 million, or $0.36 per diluted common share, for the second quarter of 2017(NG).  For the six months ended June 30, 2018 net income from core operations was $19.5 million, or $1.03 per diluted common share, compared with $13.1 million, or $0.72 per diluted common share, for the same period a year earlier(NG).

________________________________

(NG) Details on Non-GAAP financial information are on last three tables of this press release.

Return on average assets was 1.93% for the second quarter of 2018 compared with 1.70% for first quarter of 2018, and 1.53% for the second quarter of 2017.  Return on average assets from core operations for the second quarter 2018 was 1.88% compared with 1.75% for the first quarter of 2018, and 1.56% for the second quarter of 2017(NG).

Return on average equity was 15.60% for the second quarter of 2018 compared with 13.96% for the first quarter of 2018, and 10.91% for the second quarter of 2017.  Return on average equity from core operations was 15.22% for the second quarter of 2018 compared with 14.38% for the first quarter of 2018, and 11.10% for the second quarter of 2017(NG).

The Board of Directors declared a quarterly dividend payment of $0.11 per common share, a 10%, or $0.01 per common share increase from the prior quarter. The dividend will be payable on August 13, 2018 to shareholders of record on August 6, 2018. The dividend payout ratio for earnings for the quarter ended June 30, 2018 was 19.65%.  This continues the over 50-year history of paying dividends by the Company.

“We’re pleased with our second quarter financial performance.  We experienced widening net interest margins and strong growth from a year ago both organically and through our acquisition transactions,” said Len Williams, President and Chief Executive Officer.  “We continue to be focused on growing our business organically and diversifying our loan portfolio.  We’re also focused on expanding our core deposit base, particularly from commercial relationships.  We are experiencing greater deposit pricing pressure and expect that our cost of funds will increase, consistent with our competitors, in the near term.  The economic outlook for the Utah market continues to be strong, which provides us further opportunities to grow our organization.  We continue to evaluate potential acquisition opportunities throughout the Intermountain West.”

Net Interest Income and Margin

Net interest income grew 42.17%, or $8.0 million, to $27.0 million for the second quarter of 2018 compared with $19.0 million for the second quarter of 2017.  The increase is primarily the result of average interest-earning assets growing 27.45%, or $443 million, and yields on interest-earning assets increasing 70 basis points for the same comparable periods to 5.60% for the second quarter of 2018. Higher yields on interest-earning assets was primarily the result of yields on loans increasing 23 basis points to 6.34% for the same comparable periods and the percentage of average loans to average interest-earning assets increasing to 83.24% for the second quarter of 2018 compared with 72.91% for the second quarter of 2017.

Total cost of interest-bearing liabilities increased 27 basis points to 0.57% for the second quarter of 2018 and is the result of a $116 million increase in short-term borrowing at a borrowing rate of 2.01% during the second quarter of 2018, and the cost of interest-bearing deposits increasing 11 basis points to 0.40% for the second quarter of 2018 compared with the same period a year earlier.  The Company expects the increase in cost of interest-bearing deposits to accelerate over the next several quarters as financial institutions increase their competitive deposit pricing.

Net interest margins increased 55 basis points to 5.26% for the second quarter of 2018 compared with the same period a year earlier.  Acquisition accounting adjustments, including the accretion of loan discounts and amortization of certificate of deposits premiums, added 16 basis points to the net interest margin in the second quarter of 2018.

Provision for Loan Losses

Provision for loan losses was $1.5 million for the second quarter of 2018 compared with $0.9 million for the second quarter of 2017. The increase in provision for loan losses is due primarily to the increase in allowance for loan losses to loans held for investment, excluding specific reserves, and a $0.3 million increase in specific reserves on classified loans.  The Company incurred net recoveries of $0.1 million in the second quarter of 2018 compared with net charge-offs of $0.3 million in the second quarter of 2017.

Noninterest Income

Noninterest income was $4.1 million for the second quarter of 2018 compared with $3.8 million the same period a year ago.   The increase was primarily due to gain on sale of securities, an increase in card processing fees and service charges on deposit accounts, offset by lower mortgage banking income.

Noninterest Expense

Noninterest expense was $15.8 million for the second quarter of 2018 compared with $11.8 million for the second quarter of 2017.  Noninterest expense for the second quarter of 2018 increased as a result of $2.4 million of higher salaries and employee benefits primarily from the addition of employees retained from the acquisition of the Utah branches of Banner Bank and the merger of Town & Country Bank, $0.3 million of higher occupancy, equipment and depreciation costs associated with the net increase of five branches from these transactions, and $0.4 million in higher data processing costs associated with an increase in total accounts from both organic growth and acquisition transactions.

The Company’s efficiency ratio was 50.97% for the second quarter of 2018 compared with 51.88% for the second quarter of 2017.  The Company’s efficiency ratio from core operations was 51.52% for the second quarter of 2018 compared with 51.11% for the second quarter of 2017(NG).

Income Tax Provision

Income tax expense was $3.3 million for the second quarter of 2018 compared with $3.6 million for the second quarter of 2017.  The effective tax rate for the second quarter of 2018 was 23.85% compared with 35.56% for the same period a year earlier.  The lower effective tax rate in 2018 compared with 2017 is the result of the reduction in the federal corporate tax rate to a flat rate of 21%, the reduction of the Utah state corporate tax rate to 4.95% as well as tax benefits related to tax-deductible stock compensation expense.

Loans and Credit Quality

Loans held for investment increased $491 million, or 40.83%, to $1.69 billion at June 30, 2018 compared with $1.20 billion at June 30, 2017.  Average loans grew $536 million, or 45.51%, to $1.71 billion for the quarter ended June 30, 2018 compared with $1.18 billion for the quarter ended June 30, 2017.  The increase in loans held for investment was both the result of organic growth as well as loans purchased with the acquisition of the Utah branches of Banner Bank and the merger of Town & Country Bank.

Non-performing loans were $8.6 million at June 30, 2018 compared with $7.6 million at June 30, 2017.  Non-performing loans to total loans declined to 0.51% at June 30, 2018 compared with 0.64% at June 30, 2017.  Non-performing assets were $8.6 million at June 30, 2018 compared with $8.1 million at June 30, 2017.  Non-performing assets to total assets declined to 0.40% at June 30, 2018 compared with 0.47% at June 30, 2017.  The allowance for loan losses to loans held for investment was 1.32% at June 30, 2018 compared with 1.44% at June 30, 2017.  In accordance with acquisition accounting, loans acquired from the Utah branches of Banner Bank and Town & Country Bank were recorded at their estimated fair value, which resulted in a net discount to the loans’ contractual amounts, a portion of which reflects a discount for possible credit losses. Credit discounts are included in the determination of fair value, and as a result, no allowance for loan and lease losses is recorded for acquired loans at the acquisition date.  The discount recorded on the acquired loans is not reflected in the allowance for loan losses or related allowance coverage ratios.  Remaining discounts on acquired loans was $9.7 million at June 30, 2018.

Deposits and Liabilities

Total deposits increased $321 million, or 21.96%, to $1.78 billion at June 30, 2018 compared with $1.46 billion at June 30, 2017.  The increase in total deposits was the result of both organic growth as well as the assumption of deposits from the Utah branches of Banner Bank and Town & Country Bank. Non-interest bearing deposits were 36.28% of total deposits as of June 30, 2018 compared with 31.89% as of June 30, 2017.

Shareholders’ Equity

Shareholders’ equity increased by $31.7 million to $272 million at June 30, 2018 compared with $240 million at June 30, 2017. The increase resulted primarily from the exchange of Town & Country shares for 466,546 PUB common shares, and from net income earned during the intervening periods, net of cash dividends paid to shareholders.

Conference Call and Webcast

Management will conduct a live conference call and webcast for investors, analysts and the public relating to the Company's results for the second quarter of 2018 at 12:00 p.m. Eastern time on Friday, July 27, 2018. The conference call will be accessible by telephone and through the Internet. Interested individuals are invited to join to the call by telephone at 888-317-6003 (international calls 412-317-6061) and the participant entry number is 0501934. Please dial in 10-15 minutes early so the name and company information can be collected prior to the start of the conference.  To participate in the webcast, log on to:

http://services.choruscall.com/links/pub180727.html.

If you are unable to participate during the live webcast, the call will be archived on our website www.peoplesutah.com or at the same URL above until August 27, 2018. Forward-looking and other material information may be discussed on this conference call.

Forward-Looking Statements

Statements in this release that are based on information other than historical data or that express the Company’s expectations regarding future events or determinations are forward-looking within the meaning of the Private Securities Litigation Reform Act of 1995. Statements based on historical data are not intended and should not be understood to indicate the Company’s expectations regarding future events. Forward-looking statements provide current expectations or forecasts of future events or determinations. These forward-looking statements are not guarantees of future performance or determinations, nor should they be relied upon as representing management’s views as of any subsequent date.

Forward-looking statements involve significant risks and uncertainties, and actual results may differ materially from those presented, either expressed or implied, in this release. Factors that could cause actual results to differ materially from those expressed in the forward-looking statements include: (i) market and economic conditions; (ii) capital sufficiency; (iii) operational, liquidity, interest rate and credit risks; (iv) deterioration of asset quality; (v) achieving loan and deposit growth; (vi) increased competition; (vii) adequacy of reserves; (viii) investments in new branches and new business opportunities; and (ix) changes in the regulatory or legal environment; as well as other factors discussed in the section titled “Risk Factors,” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2017 filed with the Securities and Exchange Commission.

The foregoing factors should not be construed as exhaustive. The Company does not intend, or undertake any obligation to publicly update these forward-looking statements.

About People’s Utah Bancorp

People’s Utah Bancorp is the holding company for People’s Intermountain Bank.  People’s Intermountain Bank is a full-service community bank providing loans, deposit and cash management services to individuals and businesses. The Company offers its clients direct access to decision makers, unparalleled responsiveness, seasoned relationship managers, and technology solutions. People’s Intermountain Bank has 26 locations in three banking divisions, Bank of American Fork, Lewiston State Bank, and People’s Town & Country Bank; a leasing division, GrowthFunding Equipment Finance; and a mortgage division, People’s Intermountain Bank Mortgage. The Company has been serving communities in Utah and southern Idaho for more than 100 years. More information about PUB is available at www.peoplesutah.com.

Investor Relations Contact:

Mark K. Olson

Executive Vice President and Chief Financial Officer

1 East Main Street

American Fork UT 84003

investorrelations@peoplesutah.com

Phone: 801-642-3998

PEOPLE’S UTAH BANCORP

UNAUDITED CONSOLIDATED STATEMENTS OF INCOME

	Three Months Ended			Six Months Ended
(Dollars in thousands, except share	June 30,	March 31,	June 30,	June 30,	June 30,
and per share data)	2018	2018	2017	2018	2017
Interest income
Interest and fees on loans	$27,073	$25,783	$17,923	$52,856	$34,767
Interest and dividends on investments	1,683	1,656	1,802	3,339	3,507
Total interest income	28,756	27,439	19,725	56,195	38,274
Interest expense	1,778	1,495	749	3,273	1,515
Net interest income	26,978	25,944	18,976	52,922	36,759
Provision for loan losses	1,475	2,050	900	3,525	1,100
Net interest income after provision for loan losses	25,503	23,894	18,076	49,397	35,659
Non-interest income
Service charges on deposit accounts	704	673	578	1,377	1,114
Card processing	799	723	692	1,522	1,287
Mortgage banking	1,505	1,638	1,960	3,143	3,939
Net gain (loss) on sale of investment securities	333	2	1	335	(10)
Other operating	725	682	606	1,407	1,099
Total non-interest income	4,066	3,718	3,837	7,784	7,429
Non-interest expense
Salaries and employee benefits	10,196	10,423	7,762	20,619	15,729
Occupancy, equipment and depreciation	1,411	1,543	1,088	2,954	2,205
Data processing	1,063	870	661	1,933	1,336
FDIC premiums	299	329	130	628	256
Marketing and advertising	321	446	349	767	611
Acquisition-related costs	1	349	175	350	175
Other	2,532	2,088	1,670	4,620	3,437
Total non-interest expense	15,823	16,048	11,835	31,871	23,749
Income before income tax expense	13,746	11,564	10,078	25,310	19,339
Income tax expense	3,279	2,560	3,584	5,839	6,324
Net income	$10,467	$9,004	$6,494	$19,471	$13,015

Earnings per common share:
Basic	$0.56	$0.48	$0.36	$1.04	$0.73
Diluted	$0.55	$0.48	$0.35	$1.03	$0.71

Weighted average common shares outstanding:
Basic	18,679,908	18,598,436	17,937,926	18,639,397	17,911,125
Diluted	18,989,176	18,937,637	18,351,531	18,963,549	18,334,028

PEOPLE’S UTAH BANCORP

UNAUDITED CONSOLIDATED BALANCE SHEETS

	June 30,	March 31,	December 31,	June 30,
(Dollars in thousands, except share data)	2018	2018	2017	2017
ASSETS
Cash and due from banks	$33,484	$32,267	$36,235	$28,315
Interest-bearing deposits	17,930	9,268	13,158	26,027
Federal funds sold	908	338	1,634	3,093
Total cash and cash equivalents	52,322	41,873	51,027	57,435
Investment securities:
Available for sale, at fair value	236,699	249,534	263,056	325,172
Held to maturity, at historical cost	67,922	73,888	74,654	77,394
Total investment securities	304,621	323,422	337,710	402,566
Non-marketable equity securities	6,151	5,711	3,706	1,959
Loans held for sale	11,058	10,618	10,871	7,655
Loans:
Loans held for investment	1,691,959	1,687,530	1,627,444	1,201,391
Allowance for loan losses	(22,308)	(20,731)	(18,303)	(17,271)
Total loans held for investment, net	1,669,651	1,666,799	1,609,141	1,184,120
Premises and equipment, net	29,335	29,734	30,399	23,551
Goodwill	25,673	25,344	26,008	-
Bank-owned life insurance	26,120	25,964	23,566	19,970
Deferred income tax assets	10,764	10,005	8,827	9,845
Accrued interest receivable	7,658	7,616	7,594	5,616
Other intangibles	3,633	3,744	3,854	533
Other real estate owned	-	-	994	468
Other assets	14,784	12,608	9,832	4,657
Total assets	$2,161,770	$2,163,438	$2,123,529	$1,718,375

LIABILITIES AND SHAREHOLDERS’ EQUITY
Deposits:
Non-interest bearing deposits	$646,574	$664,438	$641,124	$465,988
Interest-bearing deposits	1,135,366	1,141,887	1,173,508	995,064
Total deposits	1,781,940	1,806,325	1,814,632	1,461,052
Short-term borrowings	90,000	79,000	40,000	3,302
Accrued interest payable	369	354	353	269
Other liabilities	17,862	13,960	11,126	13,850
Total liabilities	1,890,171	1,899,639	1,866,111	1,478,473

Shareholders’ equity:
Preferred shares, $0.01 par value	-	-	-	-
Common shares, $0.01 par value	187	187	185	179
Additional paid-in capital	85,620	85,430	84,532	69,623
Retained earnings	190,735	182,136	174,804	170,840
Accumulated other comprehensive loss	(4,943)	(3,954)	(2,103)	(740)
Total shareholders’ equity	271,599	263,799	257,418	239,902
Total liabilities and shareholders’ equity	$2,161,770	$2,163,438	$2,123,529	$1,718,375

Common shares outstanding	18,683,883	18,674,232	18,511,797	17,948,347

PEOPLE’S UTAH BANCORP

SUMMARY FINANCIAL INFORMATION

	June 30,	March 31,	December 31,	June 30,
(Dollars in thousands, except share data)	2018	2018	2017	2017
Selected Balance Sheet Information:
Book value per share	$14.54	$14.13	$13.91	$13.37
Tangible book value per share	$12.97	$12.57	$12.29	$13.34
Non-performing loans to total loans	0.51%	0.44%	0.18%	0.64%
Non-performing assets to total assets	0.40%	0.34%	0.18%	0.47%
Allowance for loan losses to loans held for investment	1.32%	1.23%	1.12%	1.44%
Loans to Deposits	94.32%	92.86%	89.27%	81.57%

Asset Quality Data:
Non-performing loans	$8,649	$7,398	$2,899	$7,611
Non-performing assets	8,649	7,398	3,893	8,079

Capital Ratios:
Tier 1 leverage capital (1)	11.48%	11.26%	11.46%	14.15%
Total risk-based capital (1)	15.22%	14.71%	14.67%	19.82%
Average equity to average assets	12.36%	12.20%	13.58%	14.06%
Tangible common equity to tangible assets (3)	11.36%	11.00%	10.87%	13.93%

	Three Months Ended			Six Months Ended
	June 30,	March 31,	June 30,	June 30,	June 30,
	2018	2018	2017	2018	2017
Selected Financial Information:
Basic earnings per share	$0.56	$0.48	$0.36	$1.04	$0.73
Diluted earnings per share	$0.55	$0.48	$0.35	$1.03	$0.71
Net interest margin (2)	5.26%	5.22%	4.71%	5.24%	4.63%
Efficiency ratio	50.97%	54.10%	51.88%	52.50%	53.75%
Non-interest income to average assets	0.75%	0.70%	0.91%	0.73%	0.89%
Non-interest expense to average assets	2.91%	3.04%	2.79%	2.97%	2.85%
Return on average assets	1.93%	1.70%	1.53%	1.82%	1.56%
Return on average equity	15.60%	13.96%	10.91%	14.79%	11.14%
Net charge-offs / (recoveries)	(102)	(378)	273	(480)	544
Annualized net charge-offs / (recoveries) to average loans	-0.02%	-0.09%	0.09%	-0.06%	0.09%

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(1)	Tier 1 leverage capital and Total risk-based capital as of June 30, 2018 are estimates.
(2)	Net interest margin is defined as net interest income divided by average earning assets.
(3)

Represents the sum of total shareholders’ equity less intangible assets all divided by the sum of total assets less intangible assets. Intangible assets were $29,306,000, $29,088,000 and $533,000 at June 30, 2018, March 31, 2018 and June 30, 2017, respectively.

PEOPLE’S UTAH BANCORP

SELECTED AVERAGE BALANCES AND YIELDS

	Three Months Ended
	June 30, 2018			June 30, 2017
		Interest	Average		Interest	Average
	Average	Income/	Yield/	Average	Income/	Yield/
(Dollars in thousands, except footnotes)	Balance	Expense	Rate	Balance	Expense	Rate
ASSETS
Interest-earning deposits in other banks and federal funds sold	$15,533	$64	1.65%	$21,594	$56	1.04%
Securities: (1)
Taxable securities	241,724	1,193	1.98%	319,878	1,309	1.64%
Non-taxable securities (2)	79,949	369	1.85%	93,686	432	1.85%
Total securities	321,673	1,562	1.95%	413,564	1,741	1.69%
Loans (3)
Real estate term	903,637	12,860	5.71%	620,616	8,567	5.54%
Construction and land development	368,823	7,303	7.94%	238,412	4,659	7.84%
Commercial and industrial	317,629	5,281	6.67%	218,937	3,273	6.00%
Residential and home equity	105,219	1,380	5.26%	81,765	1,157	5.68%
Consumer and other	17,940	249	5.58%	17,672	267	6.05%
Total loans	1,713,248	27,073	6.34%	1,177,402	17,923	6.11%

Non-marketable equity securities	7,671	58	3.04%	2,307	4	0.78%
Total interest-earning assets	2,058,125	$28,757	5.60%	1,614,867	$19,724	4.90%
Allowance for loan losses	(21,073)			(16,658)
Non-interest earning assets	140,723			100,457
Total average assets	$2,177,775			$1,698,666
LIABILITIES AND SHAREHOLDERS’ EQUITY
Interest-bearing deposits:
Demand and savings accounts	$733,223	$492	0.27%	$660,564	$438	0.27%
Money market accounts	207,663	177	0.34%	168,021	73	0.17%
Certificates of deposit	185,936	468	1.01%	151,976	210	0.55%
Total interest-bearing deposits	1,126,822	1,137	0.40%	980,561	721	0.29%
Short-term borrowings	128,288	642	2.01%	12,428	27	0.89%
Total interest-bearing liabilities	1,255,110	$1,779	0.57%	992,989	$748	0.30%
Non-interest bearing deposits	642,063			454,235
Total funding	1,897,173	$1,779	0.38%	1,447,224	$748	0.21%
Other non-interest bearing liabilities	11,433			12,677
Shareholders’ equity	269,169			238,765
Total average liabilities and shareholders’ equity	$2,177,775			$1,698,666
Net interest income		$26,978			$18,976
Interest rate spread			5.04%			4.60%
Net interest margin			5.26%			4.71%

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(1)	Excludes average unrealized gains (losses) of $(6.4) million and $(786,000) for the three months ended June 30, 2018 and 2017, respectively.
(2)	Does not include tax effect on tax-exempt investment security income of $123,000 and $233,000 for the three months ended June 30, 2018 and 2017, respectively.
(3)	Loan interest income includes loan fees of $1.7 million and $1.6 million for the three months ended June 30, 2018 and 2017, respectively.

PEOPLE’S UTAH BANCORP

SELECTED AVERAGE BALANCES AND YIELDS

	Six Months Ended
	June 30, 2018			June 30, 2017
		Interest	Average		Interest	Average
	Average	Income/	Yield/	Average	Income/	Yield/
(Dollars in thousands, except footnotes)	Balance	Expense	Rate	Balance	Expense	Rate
ASSETS
Interest-earning deposits in other banks and federal funds sold	$14,501	$109	1.51%	$31,168	$135	0.87%
Securities: (1)
Taxable securities	247,078	2,406	1.96%	317,342	2,510	1.59%
Non-taxable securities (2)	81,226	751	1.86%	92,930	854	1.85%
Total securities	328,304	3,157	1.94%	410,272	3,364
Loans (3)
Real estate term	879,444	25,024	5.74%	604,327	16,575	5.53%
Construction and land development	367,787	14,178	7.77%	237,330	9,060	7.70%
Commercial and industrial	315,838	10,371	6.62%	214,774	6,489	6.09%
Residential and home equity	106,060	2,716	5.16%	82,481	2,131	5.21%
Consumer and other	18,893	567	6.05%	17,749	512	5.82%
Total loans	1,688,022	52,856	6.31%	1,156,661	34,767	6.06%

Non-marketable equity securities	6,894	73	2.15%	2,070	8	0.77%
Total interest-earning assets	2,037,721	$56,195	5.56%	1,600,171	$38,274	4.82%
Allowance for loan losses	(19,901)			(16,713)
Non-interest earning assets	142,940			99,498
Total average assets	$2,160,760			$1,682,956
LIABILITIES AND SHAREHOLDERS’ EQUITY
Interest-bearing deposits:
Demand and savings accounts	$725,774	$943	0.26%	$660,026	$876	0.27%
Money market accounts	215,946	333	0.31%	171,221	178	0.21%
Certificates of deposit	192,705	927	0.97%	154,131	432	0.56%
Total interest-bearing deposits	1,134,425	2,203	0.39%	985,378	1,486	0.30%
Short-term borrowings	114,498	1,070	1.88%	7,856	29	0.74%
Total interest-bearing liabilities	1,248,923	$3,273	0.53%	993,234	$1,515	0.31%
Non-interest bearing deposits	635,503			442,861
Total funding	1,884,426	$3,273	0.35%	1,436,095	$1,515	0.21%
Other non-interest bearing liabilities	10,925			11,326
Shareholders’ equity	265,409			235,535
Total average liabilities and shareholders’ equity	$2,160,760			$1,682,956
Net interest income		$52,922			$36,759
Interest rate spread			5.03%			4.52%
Net interest margin			5.24%			4.63%

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(1)	Excludes average unrealized gains (losses) of $(5.3) million and $(1.2) million for the six months ended June 30, 2018 and 2017, respectively.
(2)	Does not include tax effect on tax-exempt investment security income of $250,000 and $460,000 for the six months ended June 30, 2018 and 2017, respectively.
(3)	Loan interest income includes loan fees of $3.3 million and $3.0 million for the six months ended June 30, 2018 and 2017, respectively.

PEOPLE’S UTAH BANCORP

NON-GAAP SELECTED FINANCIAL INFORMATION

(NG) Non-GAAP Financial Measures
In addition to financial results presented in accordance with generally accepted accounting principles ("GAAP"), this press release contains certain non-GAAP financial measures. Management has presented these non-GAAP financial measures because it believes that they provide useful and comparative information to assess trends in core operations and facilitate the comparison of our financial performance with the performance of our peers.
(Dollars in thousands)	Three Months Ended			Six Months Ended
	June 30,	March 31,	June 30,	June 30,	June 30,
Revenue from Core Operations	2018	2018	2017	2018	2017
Net interest income (GAAP)	$26,978	$25,944	$18,976	$52,922	$36,759
Total non-interest income	4,066	3,718	3,837	7,784	7,429
Total GAAP revenues	31,044	29,662	22,813	60,706	44,188
Exclude net (gain) loss on sale of investment securities	(333)	-	-	(333)	-
Revenue from core operations (non-GAAP)	$30,711	$29,662	$22,813	$60,373	$44,188

	Three Months Ended			Six Months Ended
	June 30,	March 31,	June 30,	June 30,	June 30,
Non-interest Income from Core Operations	2018	2018	2017	2018	2017
Total non-interest income (GAAP)	$4,066	$3,718	$3,837	$7,784	$7,429
Exclude net (gain) loss on sale of investment securities	(333)	-	-	(333)	-
Non-interest income from core operations (non-GAAP)	$3,733	$3,718	$3,837	$7,451	$7,429

	Three Months Ended			Six Months Ended
	June 30,	March 31,	June 30,	June 30,	June 30,
Non-interest Expense from Core Operations	2018	2018	2017	2018	2017
Total non-interest expense (GAAP)	$15,823	$16,048	$11,835	$31,871	$23,749
Exclude acquisition-related costs	(1)	(349)	(175)	(350)	(175)
Non-interest expense from core operations (non-GAAP)	$15,822	$15,699	$11,660	$31,521	$23,574

	Three Months Ended			Six Months Ended
	June 30,	March 31,	June 30,	June 30,	June 30,
Net Income from Core Operations	2018	2018	2017	2018	2017
Net income (GAAP)	$10,467	$9,004	$6,494	$19,471	$13,015
Exclude net (gain) loss on sale of investment securities	(333)	-	-	(333)	-
Exclude acquisition-related costs	1	349	175	350	175
Exclude tax related benefit	79	(77)	(62)	(4)	(57)
Write down of deferred income tax assets (DTA)	-	-	-	-	-
Net income (non-GAAP)	$10,214	$9,276	$6,607	$19,484	$13,133

PEOPLE’S UTAH BANCORP

NON-GAAP SELECTED FINANCIAL INFORMATION

(NG) Non-GAAP Financial Measures (continued)
(Dollars in thousands)	Three Months Ended			Six Months Ended
	June 30,	March 31,	June 30,	June 30,	June 30,
Acquisition Accounting Impact on Net Interest Margin	2018	2018	2017	2018	2017
Net interest income (GAAP)	$26,978	$25,944	$18,976	$52,922	$36,759
Exclude discount accretion (premium amortization) on purchased loans	(777)	(1,167)	(8)	(1,944)	(18)
Exclude premium amortization on acquired certificates of deposit ("CD")	(35)	(35)	(69)	(70)	(137)
Net interest income before acquisition accounting impact (Non-GAAP)	$26,166	$24,742	$18,899	$50,908	$36,604

Average earning assets (GAAP)	$2,058,125	$2,017,090	$1,614,867	$2,037,721	$1,600,171
Exclude average net loan discount on acquired loans	10,146	11,924	866	11,030	866
Average earning assets before acquired loan discount (Non-GAAP)	$2,068,271	$2,029,014	$1,615,733	$2,048,751	$1,601,037

Net interest margin ("NIM") (GAAP)	5.26%	5.22%	4.71%	5.24%	4.63%
Exclude impact on NIM from discount accretion	-0.15%	-0.23%	0.00%	-0.19%	0.00%
Exclude impact on NIM from CD premium amortization	-0.01%	-0.01%	-0.02%	-0.01%	-0.02%
Net interest margin before acquisition accounting adjustments (Non-GAAP)	5.10%	4.98%	4.69%	5.04%	4.61%

PEOPLE’S UTAH BANCORP

NON-GAAP SELECTED FINANCIAL INFORMATION

(NG) Non-GAAP Financial Measures (continued)
(Dollars in thousands)	Three Months Ended			Six Months Ended
	June 30,	March 31,	June 30,	June 30,	June 30,
Additional Non-GAAP Financial Information	2018	2018	2017	2018	2017

Diluted earning per share (GAAP)	$0.55	$0.48	$0.35	$1.03	$0.71
Diluted earning per share (non-GAAP)	$0.54	$0.49	$0.36	$1.03	$0.72

Efficiency ratio (GAAP)	50.97%	54.10%	51.88%	52.50%	53.75%
Efficiency ratio (non-GAAP)	51.52%	52.93%	51.11%	52.21%	53.35%

Non-interest income to average assets (GAAP)	0.75%	0.70%	0.91%	0.73%	0.89%
Non-interest income to average assets (non-GAAP)	0.69%	0.70%	0.91%	0.70%	0.89%

Non-interest expense to average assets (GAAP)	2.91%	3.04%	2.79%	2.97%	2.85%
Non-interest expense to average assets (non-GAAP)	2.91%	2.97%	2.75%	2.94%	2.83%

Return on average assets (GAAP)	1.93%	1.70%	1.53%	1.82%	1.56%
Return on average assets (non-GAAP)	1.88%	1.75%	1.56%	1.82%	1.58%

Return on average equity (GAAP)	15.60%	13.96%	10.91%	14.79%	11.17%
Return on average equity (non-GAAP)	15.22%	14.38%	11.10%	14.80%	11.27%